Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

SIX FLAGS ENTERTAINMENT CORPORATION

A Delaware Corporation

ARTICLE I

OFFICES

Section 1.1 Registered Office. The registered office of Six Flags Entertainment Corporation (the “Corporation”) will be fixed in the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”).

Section 1.2 Other Offices. The Corporation may have other offices, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Place of Meetings. All meetings of the stockholders shall be held at such place, if any, either within or without the State of Delaware, or in whole or in part by means of remote communication, as shall be designated from time to time by resolution of the Board and stated in the notice of meeting.

Section 2.2 Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting in accordance with these bylaws (the “Bylaws”) shall be held at such date, time, and place, if any, as shall be determined by the Board and stated in the notice of the meeting. The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

Section 2.3 Special Meetings.

(a) Purpose. Special meetings of stockholders for any purpose or purposes shall be called only:

(i) by the Chair of the Board or the Chief Executive Officer of the Corporation;

(ii) by the Secretary of the Corporation, within ten calendar days after receipt of a written request of a majority of the members of the Board then in office; or

(iii) by the Secretary of the Corporation, within ten calendar days after receipt of one or more written demands to call a special meeting of the stockholders in accordance with, and subject to, this Section 2.3 from stockholders of record who own, in the aggregate, at least 20% of the voting power of the outstanding shares of the Corporation (the “Requisite Percentage”) then entitled to vote on the matter or matters to be brought before the proposed special meeting (any meeting called pursuant to this clause (iii), a “Stockholder Requested Special Meeting”). For the purposes of this Section 2.3 the word “own” shall have the same meaning as that set forth in Section 2.13(c).

(b) Notice. A request to the Secretary for a Stockholder Requested Special Meeting (a “Special Meeting Request”) shall be delivered to the Secretary at the Corporation’s principal executive offices and signed by stockholders of record entitled to vote on the matter or matters proposed to be brought before the proposed special meeting that collectively own the Requisite Percentage, or one or more duly authorized agents of such stockholders, requesting the Stockholder Requested Special Meeting and shall set forth:

(i) a brief description of each matter of business desired to be brought before the Stockholder Requested Special Meeting;

(ii) the reasons for conducting such business at the Stockholder Requested Special Meeting;

(iii) the text of any proposal or business to be considered at the Stockholder Requested Special Meeting (including the text of any resolutions proposed to be considered and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment); and

(iv) the information required in Section 2.12(b) of these Bylaws (for stockholder nominations) or Section 2.12(c) of these Bylaws (for all other stockholder proposals), as applicable.

(c) Business. Business transacted at a Stockholder Requested Special Meeting shall be limited to the matters described in the Special Meeting Request; provided, however, that nothing herein shall prohibit the Board from submitting matters to the stockholders at any Stockholder Requested Special Meeting. If none of the stockholders making the Special Meeting Request appear or send a duly authorized agent to present the matters described in the Special Meeting Request for consideration, the Corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such business may have been received by the Corporation.

(d) Time and Date. A Stockholder Requested Special Meeting shall be held at such date and time as may be fixed by the Board; provided, however, that the date of any such Stockholder Requested Special Meeting shall be not more than 90 days after the Special Meeting Request is received by the Secretary. Notwithstanding the foregoing, a Stockholder Requested Special Meeting shall not be held if:

(i) the Board has called or calls for an annual or special meeting of the stockholders to be held within 90 days after the Secretary receives the Special Meeting Request and the Board determines in good faith that the business of such meeting includes (among any other matters properly brought before the meeting) the business specified in the Special Meeting Request;

(ii) the stated business to be brought before the Stockholder Requested Special Meeting is not a proper subject for stockholder action under applicable law;

(iii) an identical or substantially similar item (a “Similar Item”) was presented at any meeting of stockholders held within 120 days prior to the receipt by the Secretary of the Special Meeting Request (and, for purposes of this Section 2.3(d)(iii), the election of directors shall be deemed a Similar Item with respect to all items of business involving the election or removal of directors); or

(iv) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”).

(e) Revocation. A stockholder may revoke a Special Meeting Request at any time by written revocation delivered to the Secretary, and if, following such revocation, there are unrevoked requests from stockholders holding in the aggregate less than the Requisite Percentage, the Board, in its discretion, may cancel the Stockholder Requested Special Meeting.

Section 2.4 Adjournments. Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and, except as provided in this Section 2.4, notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

Section 2.5 Notice. Notice of the place (if any), date, hour, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), and means of remote communication, if any, of every meeting of stockholders shall be given by the Corporation not less than ten days nor more than 60 days before the meeting (unless a different time is specified by law) to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Except as otherwise provided herein or permitted by applicable law, notice to stockholders shall be in writing and delivered personally or mailed to the stockholders at their address appearing on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

Section 2.6 Stockholders List. The Corporation shall prepare a complete list of the stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares of capital stock of the Corporation registered in the name of each stockholder not later than the tenth day before each meeting of the stockholders. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list was provided with the notice of the meeting; or (b) during ordinary business hours, at the principal place of business of the Corporation. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

Section 2.7 Quorum. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, at each meeting of the stockholders, a majority in voting power of the shares of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. The chair of the meeting shall have the power to adjourn meetings of stockholders for any reason from time to time and, if a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall also have the power, by the affirmative vote of a majority in voting power thereof, to adjourn the meeting from time to time, in the manner provided in Section 2.4, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

Section 2.8 Organization. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. At every meeting of the stockholders, the Chair of the Board, or such other officer of the Corporation designated by the Board, shall act as chair of, and preside at, the meeting. The Secretary or, in the Secretary’s absence or inability to act, the person whom the chair of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chair of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following:

(a) the establishment of an agenda or order of business for the meeting;

(b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting;

(c) rules and procedures for maintaining order at the meeting and the safety of those present;

(d) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies, or such other persons as the chair of the meeting shall determine;

(e) restrictions on entry to the meeting after the time fixed for the commencement thereof;

(f) limitations on the time allotted to questions or comments by participants; and

(g) restrictions on the use of cell phones, audio or video recording devices and other devices at the meeting.

Section 2.9 Voting; Proxies.

(a) General. Unless otherwise required by law or provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock held by such stockholder. Voting at meetings of stockholders need not be by written ballot.

(b) Election of Directors. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, each director nominee shall be elected by a plurality of the votes cast with respect to such director nominee’s election at any meeting for the election of directors at which a quorum is present.

(c) Other Matters. Unless otherwise required by law, the Certificate of Incorporation, or these Bylaws, any matter, other than the election of directors, brought before any meeting of stockholders shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter.

(d) Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Such authorization must be in writing and executed by the stockholder or his or her authorized officer, director, employee, or agent. To the extent permitted by law, a stockholder may authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that the electronic transmission either sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. A copy, facsimile transmission, or other reliable reproduction of a writing or transmission authorized by this Section 2.9(d) may be substituted for or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission, or other reproduction shall be a complete reproduction of the entire original writing or transmission. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date.

Section 2.10 Inspectors at Meetings of Stockholders. In advance of any meeting of the stockholders, the Corporation shall, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors may appoint or retain other persons or entities to assist the inspector or inspectors in the performance of their duties. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspector or inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election. When executing the duties of inspector, the inspector or inspectors shall:

(a) ascertain the number of shares outstanding and the voting power of each;

(b) determine the shares represented at the meeting and the validity of proxies and ballots;

(c) count all votes and ballots;

(d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

(e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.

Section 2.11 Fixing the Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than ten days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, unless such record date is more than 60 days before the date of such adjourned meeting; provided, however, that the Board may fix a new record date for the determination of stockholders entitled to notice of or to vote at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 2.12 Advance Notice of Stockholder Nominations and Proposals.

(a) Annual Meetings. At a meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. Except for nominations that are included in the Corporation’s annual meeting proxy statement pursuant to Section 2.13, to be properly brought before an annual meeting, nominations or such other business must be:

(i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board or any committee thereof;

(ii) otherwise properly brought before the meeting by or at the direction of the Board or any committee thereof; or

(iii) otherwise properly brought before an annual meeting by a stockholder who is a stockholder of record of the Corporation at the time the notice provided for in this Section 2.12 is delivered to the Secretary, on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and at the time of such meeting, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 2.12.

In addition, any proposal of business (other than the nomination of persons for election to the Board) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder pursuant to Section 2.12(a)(iii), the stockholder or stockholders of record intending to propose the business (the “Proposing Stockholder”) must have given timely notice thereof pursuant to this Section 2.12(a), in writing (electronic transmission not sufficient) to the Secretary even if such matter is already the subject of any notice to the stockholders or Public Disclosure from the Board. To be timely, a Proposing Stockholder’s notice for an annual meeting must comply with the requirements of this Section 2.12 and must be delivered to or mailed and received at the principal executive offices of the Corporation: (A) if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 70 days after the anniversary of the previous year’s annual meeting, not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day prior to the first anniversary of the previous year’s annual meeting (which prior year’s annual meeting shall, for purposes of the Corporation’s first annual meeting of stockholders to be held in 2024, be deemed to have occurred on May 10, 2023); and (B) with respect to any other annual meeting of stockholders, including in the event that no annual meeting was held in the previous year, not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of: (1) the 90th day prior to the annual meeting and (2) the close of business on the tenth day following the first date of Public Disclosure of the date of such meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period). Notwithstanding anything in this paragraph to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no Public Disclosure by the Corporation naming all of the nominees for director proposed by the Board or specifying the size of the increased Board at least ten days prior to the last day a Proposing Stockholder may deliver a notice of nominations in accordance with the second sentence of this paragraph, a Proposing Stockholder’s notice required by this Section 2.12 shall also be considered timely, but only with respect to proposed nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which Public Disclosure of such increase is first made by the Corporation. For the purposes of this Section 2.12 and Section 2.13, (a) “Public Disclosure” shall mean a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press, or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission (“SEC”) pursuant to Section 13, 14, or 15(d) of the Exchange Act; (b) the “close of business” means 5:00 p.m. local time at the Corporation’s principal executive offices, and if an applicable deadline falls on the “close of business” on a day that is not a Business Day, then the applicable deadline shall be deemed to be the close of business on the immediately preceding Business Day; (c) “Business Day” means any day other than Saturday or Sunday or a day on which commercial banks are authorized or required by law to be closed in Delaware; and (d) “Stockholder Associated Person” of any Holder means (x) any person acting in concert directly or indirectly with such Holder, (y) any person controlling, controlled by or under common control with such Holder or any of their respective affiliates and associates (as those terms are defined in Rule 12b-2 under the Exchange Act), or person acting in concert therewith, and (z) any immediate family member of such Holder or an affiliate or associate of such Holder.

(b) Stockholder Nominations. For the nomination of any person or persons for election to the Board pursuant to Section 2.12(a)(iii) or Section 2.12(d), a Proposing Stockholder’s notice to the Secretary must be timely (pursuant to Section 2.12(a)) and must set forth or include:

(i) As to each individual, if any, whom the Proposing Stockholder proposes to nominate for election or reelection to the Board:

(A) the name, age, business address, and residence address of such proposed nominee;

(B) the principal occupation or employment of such proposed nominee (at present and for the past five years);

(C) the Specified Information of such proposed nominee and any immediate family member sharing the same household or any affiliate or associate of such proposed nominee, or any person acting in concert therewith;

(D) all information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(E) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Holder or Stockholder Associated Person, on the one hand, and such proposed nominee, and such proposed nominee’s respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all biographical and related party transaction and other information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if any Holder or any Stockholder Associated Person were the “registrant” for purposes of such rule and such proposed nominee were a director or executive officer of such registrant; and

(F) a complete and accurate, signed written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) and a written statement and agreement executed by such proposed nominee acknowledging that such person:

(1) consents to being named in any proxy statement as a nominee and to serving as a director if elected,

(2) intends to serve as a director for the full term for which such person is standing for election, and

(3) makes the following representations: (I) that the proposed nominee has read and agrees to adhere to the Corporation’s Bylaws, Corporate Governance Guidelines, Code of Conduct and Ethics and any other of the Corporation’s policies or guidelines applicable to directors, including with regard to securities trading, and (II) that the proposed nominee is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, and (III) that the proposed nominee is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification (“Compensation Arrangement”) that has not been disclosed to the Corporation in connection with such person’s nomination for director or service as a director; and

(ii) as to the Proposing Stockholder and the beneficial owner, if any, on whose behalf the business (including, but not limited to, director nominations) is proposed to be brought (collectively with the Proposing Stockholder, the “Holders” and each a “Holder”):

(A) the name and address of the Proposing Stockholder as they appear on the Corporation’s books and of any other Holder and any Stockholder Associated Person;

(B) a description of any agreement, arrangement, or understanding with respect to such nomination between or among the Proposing Stockholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associates, and any others (including their names) acting in concert with any of the foregoing;

(C) the class and number of shares of the Corporation which are directly or indirectly owned by each Holder and any Stockholder Associated Person (beneficially and of record); provided, that for purposes of this Section 2.12, any such person shall in all events be deemed to beneficially own any shares of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both);

(D) a description of any short position, profits interest, option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class of shares of the Corporation or with a value derived in whole or in part from the value of any class of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the Holder and any Stockholder Associated Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned or held, including beneficially, by each Holder and any Stockholder Associated Person;

(E) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which each Holder and any Stockholder Associated Person has any right to vote or has granted a right to vote any shares of stock or any other security of the Corporation;

(F) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving any Holder or any Stockholder Associated Person, on the one hand, and any person acting in concert therewith, on the other hand, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Holder or any Stockholder Associated Person with respect to any class of the shares or other securities of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class of the shares or other securities of the Corporation (any of the foregoing, a “Short Interest”), and any Short Interest held by each Holder or any Stockholder Associated Person within the last 12 months in any class of the shares or other securities of the Corporation;

(G) any rights to dividends or payments in lieu of dividends on the shares of the Corporation owned beneficially by each Holder or any Stockholder Associated Person that are separated or separable from the underlying shares of stock or other security of the Corporation;

(H) any proportionate interest in shares of stock or other securities of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or other entity in which any Holder or any Stockholder Associated Person is a general partner or directly or indirectly beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or other entity;

(I) any performance-related fees (other than an asset-based fee) that each Holder or any Stockholder Associated Person is or may be entitled to based on any increase or decrease in the value of stock or other securities of the Corporation or Derivative Instruments, if any, including without limitation, any such interests held by members of the immediate family sharing the same household of such Holder or any Stockholder Associated Person;

(J) any direct or indirect legal, economic or financial interest (including Short Interest) of each Holder and each Stockholder Associated Person, if any, in the outcome of any (x) vote to be taken at any meeting of stockholders of the Corporation or (y) any meeting of stockholders of any other entity with respect to any matter that is related, directly or indirectly, to any nomination or business proposed by any Holder under these Bylaws;

(K) any direct or indirect legal, economic or financial interest or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by each Holder or any Stockholder Associated Person;

(L) any direct or indirect interest of each Holder or any Stockholder Associated Person in any contract with or litigation involving the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(M) any material pending or threatened action, suit or proceeding (whether civil, criminal, investigative, administrative or otherwise) in which any Holder or any Stockholder Associated Person is, or is reasonably expected to be made, a party or material participant involving the Corporation or any of its officers, directors or employees, or any affiliate of the Corporation, or any officer, director or employee of such affiliate (subclauses (C)–(M) of this Section 2.12(b)(ii) shall be referred to as the “Specified Information”);

(N) any other information relating to any Holder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the business proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(O) a certification that each Holder and any Stockholder Associated Person, has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares or other securities of the Corporation and such person’s acts or omissions as a stockholder of the Corporation;

(P) a representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(Q) a representation as to whether the Proposing Stockholder intends to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect such proposed nominees and/or approve or adopt any other business proposed to be brought and/or (y) otherwise to solicit proxies from stockholders in support of such nominations or other business proposed to be brought;

(R) the information required by Rule 14a-19(b) of the Exchange Act (or any successor provision);

(S) the names and addresses of other stockholders (including beneficial owners) known by any Holder or Stockholder Associated Person to support such proposals and/or nominations, and to the extent known the class and number of all shares of the Corporation owned beneficially or of record by each such other stockholder or other beneficial owner; and

(T) a representation by the Proposing Stockholder as to the accuracy of the information set forth in the notice.

The Corporation and the Board may, as a condition to any such business (including, but not limited to, director nominations) being deemed properly brought before a meeting of stockholders, require any Holder or any proposed nominee to deliver to the Secretary within five Business Days of any such request, such other information as may be reasonably required by the Board, in its sole discretion, including (x) such other information as may be reasonably requested by the Board, in its sole discretion, to determine (I) the eligibility of such proposed nominee to serve as an independent director of the Corporation and (II) whether such proposed nominee qualifies as an “independent director” or “audit committee financial expert,” or otherwise meets heightened standards of independence, under applicable law, securities exchange rule or regulation or any publicly disclosed corporate governance guideline or committee charter of the Corporation or (y) such other information that the Board determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(c) Other Stockholder Proposals. For all business other than director nominations, a Proposing Stockholder’s notice to the Secretary must be timely (pursuant to Section 2.12(a)) and must set forth as to each matter the Proposing Stockholder proposes to bring before the meeting:

(i) a brief description of the business desired to be brought before the meeting;

(ii) the reasons for conducting such business at the meeting;

(iii) the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment);

(iv) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(v) a description of all agreements, arrangements, or understandings between each Holder and any Stockholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business;

(vi) any material interest of such Holder or Stockholder Associated Person in such business, including any anticipated benefit therefrom to such Holder or Stockholder Associated Person; and

(vii) the information required by Section 2.12(b)(i) above.

(d) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders called by the Board at which directors are to be elected pursuant to the Corporation’s notice of meeting:

(i) by or at the direction of the Board or any committee thereof; or

(ii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.12(d) is delivered to the Secretary, on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and at the time of such meeting, who is entitled to vote at the meeting, and upon such election and who complies with the notice procedures set forth in this Section 2.12.

In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder of record entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if such stockholder delivers a stockholder’s notice that complies with the requirements of Section 2.12(b) to the Secretary at its principal executive offices not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of: (x) the 90th day prior to such special meeting; or (y) the tenth day following the date of the first Public Disclosure of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period). Notwithstanding anything in this paragraph to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no Public Disclosure by the Corporation naming all of the nominees for director proposed by the Board or specifying the size of the increased Board at least ten days prior to the last day a Proposing Stockholder may deliver a notice of nominations in accordance with the second sentence of this paragraph, a Proposing Stockholder’s notice required by this Section 2.12 shall also be considered timely, but only with respect to proposed nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which Public Disclosure of such increase is first made by the Corporation.

(e) Updates and Supplements. In addition, to be considered timely, a Proposing Stockholder’s notice shall be further updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten Business Days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five Business Days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight Business Days prior to the date for the meeting or any adjournment, recess, rescheduling or postponement thereof in the case of the update and supplement required to be made as of ten Business Days prior to the meeting or any adjournment or postponement thereof. In addition, if the Proposing Stockholder has delivered to the Corporation a notice relating to nominations, the Proposing Stockholder shall deliver to the Corporation not later than eight Business Days prior to the date of the meeting or any adjournment or postponement thereof reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act (or any successor provision). For the avoidance of doubt, the obligation to update and supplement set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of stockholders.

(f) Effect of Noncompliance. Only such persons who are nominated in accordance with the procedures set forth in this Section 2.12 or Section 2.13 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting as shall be brought before the meeting in accordance with the procedures set forth in this Section 2.12 or Section 2.13, as applicable. Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, the Board shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws (including whether the Proposing Stockholder did not so solicit, as the case may be, proxies in support of such Proposing Stockholder’s proposed nominees or other business in compliance with the Proposing Stockholder’s representation and statement as required by clauses (b)(ii)(Q) and (b)(ii)(R) of this Section 2.12). If any proposed nomination was not made or proposed in compliance with this Section 2.12 or Section 2.13, as applicable, or other business was not made or proposed in compliance with this Section 2.12, then except as otherwise required by law, the chair of the meeting shall have the power and duty to declare that such nomination or other business was not properly brought before the meeting and in accordance with the provisions of these Bylaws, and that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding anything in these Bylaws to the contrary, unless otherwise required by law, if a Proposing Stockholder intending to propose business or make nominations at an annual meeting or propose a nomination at a special meeting pursuant to this Section 2.12 does not provide the information required under this Section 2.12 to the Corporation or the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of nominations or other business may have been received by the Corporation. For the avoidance of doubt, if the

Proposing Stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act and such Proposing Stockholder subsequently either (x) notifies the Corporation that such Proposing Stockholder no longer intends to solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19 under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that the stockholder has satisfied the requirements of Rule 14a-19 under the Exchange Act), then the nomination of such nominate for election or reelection to the Board will be disregarded and no vote on the election of such Proposed Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation).

(g) Rule 14a-8. This Section 2.12 and Section 2.13 shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of the stockholder’s intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

Section 2.13 Proxy Access.

(a) Inclusion of Stockholder Nominees in Proxy Statement. Subject to the provisions of this Section 2.13, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for an annual meeting of stockholders:

(i) the names of any person or persons nominated for election to the Board (each, a “Stockholder Nominee”), which shall also be included on the Corporation’s form of proxy and ballot, by any Eligible Holder (as defined below) or group of up to twenty (20) Eligible Holders that has (individually and collectively, in the case of a group) satisfied, as determined by the Board, all applicable conditions and complied with all applicable procedures set forth in this Section 2.13 (such Eligible Holder or group of Eligible Holders being a “Nominating Stockholder”);

(ii) disclosure about each Stockholder Nominee and the Nominating Stockholder required under the rules of the SEC or other applicable law to be included in the proxy statement;

(iii) any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of each Stockholder Nominee’s election to the Board (subject, without limitation, to Section 2.13(e)), if such statement does not exceed 500 words per Stockholder Nominee and fully complies with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9 (or any successor rule) (the “Supporting Statement”); and

(iv) any other information that the Corporation or the Board determines, in their discretion, to include in the proxy statement relating to the nomination of each Stockholder Nominee, including, without limitation, any statement in opposition to the nomination, any information provided pursuant to this Section 2.13 and any solicitation materials or related information with respect to a Stockholder Nominee.

Any determination whether or not a Stockholder Nominee was nominated in accordance with the procedures and other requirements set forth in this Section 2.13 shall be made in good faith by the Board, a committee thereof or any officer of the Corporation designated by the Board or a committee thereof; provided, that, if any determination must be made at the annual meeting of stockholders, the chair of the meeting shall have the power and duty, acting in good faith, to make such determination, unless otherwise determined by the Board. Any determination adopted in good faith by the Board, a committee thereof, or any officer of the Corporation designated by the Board or a committee thereof, or the chair of any annual meeting, as the case may be, shall be binding on all persons including the Corporation and its stockholders (including any beneficial owners).

(b) Proxy Access Stockholder Nominee Limits. The Corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Stockholder Nominees than that number of directors constituting the greater of (i) two and (ii) twenty percent (20%) of the total number of directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to this Section 2.13 (rounded down to the nearest whole number) (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by (A) Stockholder Nominees whom the Board itself decides to nominate for election at such annual meeting, (B) Stockholder Nominees who cease to satisfy, or Stockholder Nominees of Nominating Stockholders that cease to satisfy, the eligibility requirements in this Section 2.13, as determined by the Board, (C) Stockholder Nominees whose nomination is withdrawn by the Nominating Stockholder or who become unwilling or unable to serve on the Board and (D) the number of incumbent directors who had been Stockholder Nominees with respect to any of the preceding two annual meetings of stockholders and whose reelection at the upcoming annual meeting is being recommended by the Board. In the event that one or more vacancies for any reason occurs on the Board after the deadline for submitting a Nomination Notice as set forth in Section 2.13(d) but before the date of the annual meeting, and the Board resolves to reduce the size of the board, the Maximum Number shall be calculated based on the number of directors in office as so reduced. If the number of Stockholder Nominees pursuant to this Section 2.13 for an annual meeting of stockholders exceeds the Maximum Number because there is more than one Nominating Stockholder, then, promptly upon notice from the Corporation, each Nominating Stockholder will select one Stockholder Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Nominating Stockholder’s Nomination Notice (as amended, as applicable), with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Stockholder Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 2.13(d), a Nominating Stockholder or a Stockholder Nominee ceases to satisfy the eligibility requirements in this Section 2.13, as determined by the Board, a Nominating Stockholder withdraws its nomination or a Stockholder Nominee becomes unwilling or unable to serve on the Board, whether before or after the mailing or other distribution of the definitive proxy statement, then the nomination shall be disregarded, and the Corporation (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Stockholder Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (2) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that a Stockholder Nominee will not be included as a nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.

(c) Eligible Holders. An “Eligible Holder” is a person who has either (i) been a record holder of the shares of common stock used to satisfy the eligibility requirements in this Section 2.13(c) continuously for the three-year period specified in the following sentence or (ii) provides to the Secretary of the Corporation, within the time period referred to in Section 2.13(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board determines would be deemed acceptable for purposes of a stockholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule). An Eligible Holder or group of up to twenty (20) Eligible Holders may submit a nomination in accordance with this Section 2.13 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number through the date of the annual meeting. Two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by a single employer, or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one Eligible Holder if such Eligible Holder shall provide together with the Nomination Notice documentation reasonably satisfactory to the Corporation that demonstrates that the funds meet the criteria set forth in the foregoing (A), (B) or (C). In the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section 2.13, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any stockholder cease to satisfy the eligibility requirements in this Section 2.13, as determined by the Board, or withdraw from a group of Eligible Holders at any time prior to the annual meeting of stockholders, the group of Eligible Holders shall only be deemed to own the shares held by the remaining members of the group. The “Minimum Number” of shares of the Corporation’s common stock means three percent (3%) of the number of outstanding shares of common stock as of the most recent date for which such amount is given in any filing by the Corporation with the SEC prior to the submission of the Nomination Notice. For purposes of this Section 2.13, an Eligible Holder “owns” only those outstanding shares of the Corporation as to which the Eligible Holder possesses both: (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided, that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares (I) purchased or sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (II) sold short by such Eligible Holder, (III) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (IV) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates. An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares, provided that the Eligible Holder has the power to recall such loaned shares on five Business Days’ notice and continues to hold such shares through the date of the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board. No Eligible Holder shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any Eligible Holder appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Nomination Notice.

(d) Stockholder Nominations. To nominate a Stockholder Nominee, the Nominating Stockholder must deliver to the Secretary at the principal executive offices of the Corporation not later than the close of business on the one hundred twentieth (120th) day, nor earlier than the close of business on the one hundred fiftieth (150) day, prior to the first anniversary of the date that the Corporation first sent its proxy statement for the prior year’s annual meeting of stockholders, all of the following information and documents (collectively, the “Nomination Notice”); provided, however, that if the date of the annual meeting is advanced more than thirty (30) days before or delayed by more than seventy (70) days after the anniversary of the preceding year’s annual meeting date, or if the Corporation did not hold an annual meeting in the preceding year, the Nomination Notice shall be given in the manner provided herein not earlier than the one hundred and fiftieth (150th) day and not later than the close of business on the later of the one hundred and twentieth (120th) day before such annual meeting and the tenth (10th) day following the day on which Public Disclosure of the date of such meeting is first made:

(i) a Schedule 14N (or any successor form) relating to each Stockholder Nominee, completed and filed with the SEC by the Nominating Stockholder as applicable, in accordance with SEC rules;

(ii) A written notice, in a form deemed satisfactory by the Board, of the nomination of each Stockholder Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including each group member):

(A) the information required with respect to the nomination of directors pursuant to Section 2.12(b);

(B) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;

(C) a representation and warranty that the Nominating Stockholder acquired the securities of the Corporation in the ordinary course of business and did not acquire, and is not holding, any securities of the Corporation for the purpose or with the effect of influencing control or changing control of the Corporation;

(D) a representation and warranty that each Stockholder Nominee’s candidacy or, if elected, Board membership would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded;

(E) a representation and warranty that such Stockholder Nominee: (1) does not have any direct or indirect relationship with the Corporation that would cause the Stockholder Nominee to be considered not independent pursuant to the Corporation’s Corporate Governance Guidelines as most recently published on its website and otherwise qualifies as independent under the rules of the primary stock exchange on which the Corporation’s shares of common stock are traded; (2) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of such Stockholder Nominee; and (3) is not a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) and has not been convicted in a criminal proceeding within the past ten (10) years;

(F) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 2.13(c) and has provided evidence of ownership to the extent required by Section 2.13(c);

(G) a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Section 2.13(c) through the date of the annual meeting and a statement regarding the Nominating Stockholder’s intent or lack thereof with respect to continued ownership of the Minimum Number of shares for at least one year following the annual meeting;

(H) details of any position of a Stockholder Nominee related to any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three years preceding the submission of the Nomination Notice;

(I) a representation and warranty that the Nominating Stockholder will not engage in or aid or abet a “solicitation” within the meaning of Rule 14a-1(l) of the Exchange Act (without reference to the exception in Section 14a-1(l)(2)(iv) of the Exchange Act) (or any successor rules) with respect to the annual meeting, other than with respect to a Stockholder Nominee or any nominee of the Board;

(J) a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Stockholder Nominee at the annual meeting;

(K) if desired, a Supporting Statement;

(L) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination;

(M) an executed agreement, in a form deemed satisfactory by the Board, pursuant to which the Nominating Stockholder (including each group member) agrees: (1) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election; (2) to file with the Securities and Exchange Commission any written solicitation materials with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Stockholder Nominee, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (3) to assume all liability (which shall be joint and several with respect to other group members if any) stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or any of its Stockholder Nominees (or those in active concert or participation with either) with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice; (4) to indemnify and hold harmless (which shall be joint and several with respect to other group members if any) the Corporation and each of its current and former directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its current and former directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder or any of its Stockholder Nominees to comply with, or any breach or alleged breach of, its or their obligations, agreements or representations under this Section 2.13; and (5) in the event that any information included in the Nomination Notice or any other communication by the Nominating Stockholder (including with respect to any group member) with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), or that the Nominating Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 2.13(c), to promptly (and in any event within 48 hours of discovering such misstatement, omission or failure) notify the Corporation and any other recipient of such communication of (x) the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission or (y) such failure; and

(iii) an executed agreement, in a form deemed satisfactory by the Board, by each Stockholder Nominee: (A) to provide to the Corporation the information required with respect to the nomination of directors pursuant to Section 2.12(b), including but not limited to a completed and signed questionnaire, representation and agreement required by Section 2.12(b)(F); (B) to provide to the Corporation such other information and certifications, including completion of the Corporation’s director questionnaire, as the Corporation may reasonably request; and (C) at the reasonable request of the Nominating and Governance Committee, to meet with the Nominating and Governance Committee to discuss matters relating to the nomination of such Stockholder Nominee to the Board, including the information provided by such Stockholder Nominee to the Corporation in connection with his or her nomination and such Stockholder Nominee’s eligibility to serve as a member of the Board. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

The information and documents required by this Section 2.13(d) to be provided by the Nominating Stockholder shall be (i) provided with respect to and executed by each group member, in the case of information applicable to group members; and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Stockholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 2.13(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.

(e) Omissions from Proxy Statement. Notwithstanding anything to the contrary contained in this Section 2.13, the Corporation may omit from its proxy statement any Stockholder Nominee and any information concerning such Stockholder Nominee (including a Nominating Stockholder’s Supporting Statement) and no vote on such Stockholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of such Stockholder Nominee, if:

(i) the Corporation receives a notice pursuant to Section 2.12 that a stockholder intends to nominate a candidate for director at the annual meeting, whether or not such notice is subsequently withdrawn or made the subject of a settlement with the Corporation;

(ii) the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of stockholders to present the nomination submitted pursuant to this Section 2.13, the Nominating Stockholder withdraws its nomination or the chair of the annual meeting declares that such nomination was not made in accordance with the procedures prescribed by this Section 2.13 and shall therefore be disregarded;

(iii) the Board determines that such Stockholder Nominee’s nomination or election to the Board would result in the Corporation violating or failing to be in compliance with the Restated Certificate of Incorporation, as amended, or these Bylaws or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of the primary stock exchange on which the Corporation’s common stock is traded;

(iv) such Stockholder Nominee was nominated for election to the Board pursuant to this Section 2.13 at one of the Corporation’s three preceding annual meetings of stockholders and either withdrew or became ineligible or received a vote of less than twenty-five (25%) of the shares of common stock entitled to vote for such Stockholder Nominee;

(v) such Stockholder Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or

(vi) the Corporation is notified, or the Board determines, that the Nominating Stockholder or the Stockholder Nominee has failed to continue to satisfy the eligibility requirements described in Section 2.13(c), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), such Stockholder Nominee becomes unwilling or unable to serve on the Board or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Stockholder or such Stockholder Nominee under this Section 2.13.

Notwithstanding anything to the contrary contained in this Section 2.13, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Supporting Statement or any other statement in support of a Stockholder Nominee included in the Nomination Notice, if the Board determines that: (a) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (b) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (c) the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission proxy rules or any other applicable law, rule, regulation, or listing standard.

The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.

ARTICLE III

Directors

Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these Bylaws, or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

Section 3.2 Resignation. Any director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later effective date or upon the happening of an event or events as is therein specified.

Section 3.3 Fees and Expenses. Directors shall receive such fees for their services on the Board and any committee thereof and such reimbursement of their expenses as may be fixed or determined by the Board.

Section 3.4 Regular Meetings. Regular meetings of the Board may be held without notice at such times and at such places as may be determined from time to time by the Board.

Section 3.5 Special Meetings. Special meetings of the Board may be held at such times and at such places as may be determined by the (i) Chair of the Board, (ii) the Chief Executive Officer, (iii) the lead independent director (if one exists) or (iv) Secretary on the written request of at least two directors then in office, or the sole director, as the case may be, in each case on at least 24 hours’ notice to each director given by one of the means specified in Section 3.8 hereof other than by mail or on at least two days’ notice if given by mail. The notice need not state the purposes of the special meeting and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.6 Telephone Meetings. Board or Board committee meetings may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard. Participation by a director in a meeting pursuant to this Section 3.6 shall constitute presence in person at such meeting.

Section 3.7 Adjourned Meetings. A majority of the directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least 24 hours’ notice of any adjourned meeting of the Board shall be given to each director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.8 hereof other than by mail, or at least three days’ notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

Section 3.8 Notices. Subject to Section 3.5, Section 3.7, and Section 3.9 hereof, whenever notice is required to be given to any director by applicable law, the Certificate of Incorporation, or these Bylaws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such director at such director’s address as it appears on the records of the Corporation, facsimile, e-mail, or by other means of electronic transmission.

Section 3.9 Waiver of Notice. Whenever notice to directors is required by applicable law, the Certificate of Incorporation, or these Bylaws, a waiver thereof, in writing signed by, or by electronic transmission by, the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board or Board committee meeting need be specified in any waiver of notice.

Section 3.10 Organization. At each regular or special meeting of the Board, the Chair of the Board or, in his or her absence, the lead independent director, or in his or her absence, another director or officer selected by the Board shall preside. The Secretary shall act as secretary at each meeting of the Board. If the Secretary is absent from any meeting of the Board, an assistant secretary of the Corporation shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all assistant secretaries of the Corporation, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

Section 3.11 Quorum of Directors. Except as otherwise provided by these Bylaws, the Certificate of Incorporation, or required by applicable law, the presence of a majority of the total number of directors on the Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board.

Section 3.12 Action by Majority Vote. Except as otherwise provided by these Bylaws, the Certificate of Incorporation, or required by applicable law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

Section 3.13 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation, these Bylaws or applicable law, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all directors or members of such Board committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board or Board committee in accordance with applicable law.

Section 3.14 Chair of the Board. The Board shall annually elect one of its members to be its chair (the “Chair of the Board”), which may be an executive chair or a non-executive chair, and shall fill any vacancy in the position of Chair of the Board at such time and in such manner as the Board shall determine. Except as otherwise provided in these Bylaws, the Chair of the Board shall preside at all meetings of the Board and of stockholders. The Chair of the Board shall perform such other duties and services as shall be assigned to or required of the Chair of the Board by the Board.

Section 3.15 Lead Independent Director. The Board may elect one of its members to be the lead independent director, who shall perform such duties and services as shall be assigned to or required of the lead independent director by the Board.

Section 3.16 Committees of the Board. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board. Unless the Board provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board provides otherwise, each committee designated by the Board may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board conducts its business pursuant to this Article III.

ARTICLE IV

Officers

Section 4.1 Position and Election. The officers of the Corporation shall be chosen by the Board and shall include a chief executive officer (the “Chief Executive Officer”), a president (the “President”), a chief financial officer, a treasurer, and a secretary (the “Secretary”) and such other officers as the Board may from time to time determine including, but not limited to, one or more vice presidents, assistant treasurers and assistant secretaries. Any two or more offices may be held by the same person.

Section 4.2 Term of Office. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation, or removal. Any officer elected or appointed by the Board may be removed by the Board at any time with or without cause by the majority vote of the members of the Board then in office. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Should any vacancy occur among the officers, the position shall be filled for the unexpired portion of the term by appointment made by the Board.

Section 4.3 Powers and Duties. The powers and duties of the officers of the Corporation shall be as provided from time to time by resolution of the Board. In the absence of such resolution, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation subject to the control of the Board.

Section 4.4 Duties of Officers May Be Delegated. In case any officer is absent, or for any other reason that the Board may deem sufficient, the Chief Executive Officer or the President or the Board may delegate for the time being the powers or duties of such officer to any other officer or to any director.

ARTICLE V

Certificates of Stock And Their Transfer

Section 5.1 Certificates Representing Shares. The shares of stock of the Corporation shall be represented by certificates; provided that the Board may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board. The certificates representing shares of stock shall be signed by, or in the name of, the Corporation by any two authorized officers of the Corporation. Any or all such signatures may be facsimiles. Although any officer, transfer agent, or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent, or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar were still such at the date of its issue.

Section 5.2 Transfer of Stock. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books administered by or on behalf of the Corporation only by the direction of the registered holder thereof or such person’s attorney, lawfully constituted in writing, and, in the case of certificated shares, upon the surrender to the Corporation or its transfer agent or other designated agent of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued.

Section 5.3 Transfer Agents and Registrars. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 5.4 Lost, Stolen, or Destroyed Certificates. The Board or the Secretary may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen, or destroyed certificate. When authorizing such issue of a new certificate or uncertificated shares, the Board or the Secretary may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen, or destroyed certificate, or the owner’s legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate or uncertificated shares.

ARTICLE VI

General Provisions

Section 6.1 Seal. The seal of the Corporation shall be in such form as shall be approved by the Board. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the Board.

Section 6.2 Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year or such other date as may be fixed from time to time by the Board.

Section 6.3 Checks, Notes, Drafts, Etc. All checks, notes, drafts, or other orders for the payment of money of the Corporation shall be signed, endorsed, or accepted in the name of the Corporation by such officer, officers, person, or persons as from time to time may be designated by the Board or by an officer or officers authorized by the Board to make such designation.

Section 6.4 Conflict with Applicable Law or Certificate of Incorporation. These Bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

Section 6.5 Books and Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases) at such place or places, whether inside or outside of the State of Delaware, as may from time to time be designated by the Board; provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, the records so kept comply with Section 224 of the General Corporation Law of the State of Delaware. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE VII

Amendments

Section 7.1 Amendments. In furtherance and not in limitation of the powers conferred by applicable law, these Bylaws may be amended, altered or repealed and new bylaws made by, (i) the Board or (ii) by the stockholders by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, which vote shall be in addition to any vote of the holders of any class or series of capital stock of the Corporation required herein (including any certificate of designation relating any series of Preferred Stock) or under applicable law; provided, that any proposal by a stockholder to amend these Bylaws will be subject to the provisions of Article II of these Bylaws except as otherwise required by law.